Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PES LOGISTICS PARTNERS, L.P.

This Certificate of Limited Partnership, dated June 4, 2014, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.             Name.  The name of the Partnership is “PES Logistics Partners, L.P.”.

2.             Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3.             General Partner.  The name and the mailing address of the general partner are:

PES Logistics GP, LLC

1735 Market Street, 10th Floor

Philadelphia, Pennsylvania 19103

4.             This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

PES LOGISTICS PARTNERS, L.P.

By:	PES Logistics GP, LLC,
its general partner

By:	/s/ John B. McShane
Name: John B. McShane
Authorized Person

[Signature Page to Certificate of Limited Partnership
of PES Logistics Partners, L.P.]